Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Westlake Chemical Partners, LP

Westlake Finance Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(4)
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry- Forward Securities	Limited partner interests	Common units representing limited partner interests	Rule 415(a)(6)	—	—	(1)	—	—	—	—	—	—
	Limited partner interests	Other classes of units representing limited partner interests(2)	Rule 415(a)(6)	—	—	(1)	—	—	—	—	—	—
	Debt	Debt Securities(3)	Rule 415(a)(6)	—	—	(1)	—	—	—	—	—	—
	Unallocated (Universal) Shelf		Rule 415(a)(6)	(4)	(5)	$500,000,000(1)	0.00011020	$55,100(4)	S-3	333-236768	4/16/2020	$64,900(5)
	Total Offering Amounts					$500,000,000(1)		$55,100(4)
	Total Fees Previously Paid							$64,900(5)
	Total Fee Offsets							$55,100 (4)(5)
	Net Fee Due							$0.00(5)

(1)

There are being registered hereunder such presently indeterminate number of common units representing limited partner interests of Westlake Chemical Partners LP (“Westlake LP”), debt securities, and other classes of units representing limited partner interests of Westlake Chemical Partners LP, which may be offered and sold in such amount as shall result in an aggregate offering price not to exceed $500,000,000. This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(2)	Other classes of units representing limited partner interests can include, but is not limited to, preferred units.
(3)

Debt securities will be issued by Westlake LP, and WLKP Finance Corp. may act as co-issuer of the debt securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any registered securities previously issued.

(4)	With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(5) The $500,000,000 of securities registered in the primary unallocated offering includes $500,000,000 of common units representing limited partner interests of Westlake LP, debt securities of Westlake LP, which may be co-issued by its subsidiary, WLKP Finance Corp., and other classes of units representing limited partner interests of Westlake LP, registered pursuant to Registration Statement No. 333-236768 (the “2020 Registration Statement”) originally filed with the Securities and Exchange Commission on February 28, 2020, and declared effective on April 16, 2020, that have not been issued and sold by us (the “Primary Unsold Securities”). Of the Primary Unsold Securities:

(a)

$386,150,000 of common units representing limited partner interests of Westlake LP, debt securities of Westlake LP, which may be co-issued by its subsidiary, WLKP Finance Corp., and other classes of units representing limited partner interests of Westlake LP were originally registered on Registration Statement No. 333-216617 filed by the Registrant on March 10, 2017, and declared effective on March 24, 2017 (the “2017 Registration Statement”) and remained unsold at the time of the filing of the 2020 Registration Statement. Pursuant to Rule 457(p), $44,754.78 of the filing fees paid with respect to such unsold securities was used to offset the total filing fee owed by Westlake LP under the 2020 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $44,754.78 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Primary Unsold Securities.

(b)

$113,850,000 of common units representing limited partner interests of Westlake LP, debt securities of Westlake LP, which may be co-issued by its subsidiary, WLKP Finance Corp., and other classes of units representing limited partner interests of Westlake LP were originally registered pursuant to the 2020 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $20,145.22 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Primary Unsold Securities.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrants sell any Primary Unsold Securities pursuant to the 2020 Registration Statement, the Registrants will identify in a pre-effective amendment to this registration statement the updated amount of Primary Unsold Securities from the 2020 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). In accordance with Rule 415(a)(6), the offering of Primary Unsold Securities on the 2020 Registration Statement will be deemed terminated as of the effective date of this registration statement. Pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from the 2020 Registration Statement ($9,800) will remain unapplied.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Westlake Chemical Partners, LP.	S-3	333-230611	3/29/2019		$3,607.25(2)(3)	Limited partner interests	Common units representing limited partner interests	1,401,869	(1)	$8,207(3)
Fee Offset Sources	Westlake Chemical Partners, LP.	S-3	333-230611		3/29/2019							$3,607.25(2)(3)

(1)

Pursuant to Rule 416(a) under the Securities Act, the number of common units being registered on behalf of the selling unitholders shall be adjusted to include any additional common units that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)

The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on $23.35, the average high and low prices reported for the registrant’s common units on the New York Stock Exchange on February 24, 2023.

(3)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $3,607.25, which represents the portion of the registration fee previously paid with respect to $8,207 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-230611), initially filed on March 29, 2019 and declared effective on April 12, 2019 (the “Secondary Unsold Securities”). In accordance with Rule 457(p), the offering of Secondary Unsold Securities on the 2019 Registration Statement will be deemed terminated as of the effective date of this registration statement.